                                                                    Exhibit 99.1

[APACHE LETTERHEAD]



CONTACTS:

(MEDIA):     BILL MINTZ          (713) 296-7276
             TONY LENTINI        (713) 296-6227
             DAVID HIGGINS       (713) 296-6690

(INVESTOR):  ROBERT DYE          (713) 296-6662

(WEB SITE):  WWW.APACHECORP.COM

           APACHE REPORTS RECORD SECOND-QUARTER OIL AND GAS PRODUCTION

         Houston, July 24, 2003 - Apache Corporation (NYSE: APA) today reported that record production fueled second-quarter earnings of $243 million, or $1.49 per diluted common share, including the impact of a non-cash charge related to foreign currency fluctuations. Apache reported net income of $143 million, or 95 cents per share, in the prior-year period.

         Excluding the non-cash charge, Apache earned $288 million or $1.76 per diluted common share. (See below for reconciliation of this non-GAAP number.) The $45 million charge (27 cents per share) was the result of recognizing unrealized foreign currency gains and losses caused by the weakening U.S. dollar.

         Approximately one half of the non-cash charge was the result of a theoretical tax on a theoretical gain calculated as though Apache had prepaid the U.S. dollar-denominated long-term debt of its Canadian subsidiaries in stronger Canadian dollars. As the company did not prepay the debt, nor realize a gain, nor incur a tax, Apache believes it should not record the charge. Although Apache recorded the charge in the second quarter, the company will seek to resolve this issue with the Securities and Exchange Commission and the Financial Accounting Standards Board.


                                     -more-

APACHE REPORTS RECORD PRODUCTION - ADD ONE

         Oil production rose nearly 40 percent to 211,701 barrels per day in the second quarter, compared with 151,480 barrels per day in the year-earlier period. Natural gas production averaged 1.25 billion cubic feet (Bcf) per day, up 15 percent from 1.1 Bcf per day in the prior-year period. Natural gas liquids production averaged 9,342 barrels per day, up from 8,483 barrels per day in the prior-year period.

         Cash from operations increased to $639 million from $388 million in the prior-year period. (Please see below for a reconciliation of Apache's calculation of cash from operations, a non-GAAP financial measure.)

         For the six months ended June 30, Apache earned net income of $580 million, or $3.59 per diluted share, including $56 million, or 34 cents per share, in non-cash charges related to foreign currency fluctuations. Excluding the non-cash charges, Apache earned $636 million, or $3.93 per share, in the first half. Apache earned $219 million, or $1.47 per share, in the first half of 2002. First-half cash from operations increased to $1.3 billion from $677 million in the prior-year period.

         "Record production was just part of the story behind Apache's second-quarter results," said G. Steven Farris, president and chief executive officer. "We had significant drilling successes and we have completed $1.5 billion in acquisitions year-to-date, the impact of which will be reflected in future quarters."

         Early in the second quarter, Apache completed its two-part acquisition of BP assets in the North Sea and the Gulf of Mexico. On July 2, Apache announced an additional acquisition of fields in the Gulf from Shell Exploration and Production Company.

         "We also maintained our financial flexibility, with a lower debt-to-capitalization ratio than at the beginning of the year, even with the acquisitions," Farris said.


                                     -more-

APACHE REPORTS RECORD PRODUCTION - ADD TWO

         Apache recently announced several significant discoveries, three of which opened new plays:

         o The Qasr-1X tested at a combined rate of 51.8 million cubic feet
(MMcf) of natural gas and 2,688 barrels of condensate per day from two zones and logged 606 feet of net pay from six formations. "We believe the Qasr-1X, in Egypt's Khalda Concession, is the most significant Western Desert discovery in the last decade, as it opens a new play over widespread acreage," Farris said.

         o On the Matruh Concession in Egypt, Apache drilled the Alexandrite-1X wildcat to 15,300 feet in the Jurassic Lower Safa formation. The well logged 146 net feet of gas and condensate pay; a test of the Kabrit interval flowed at a daily rate of 20 MMcf and 1,683 barrels of condensate. "These discoveries are important for Apache and for Egypt because the country shares in the economic benefit associated with finding oil and gas to meet its energy needs," Farris said.

         o In early July, Apache's Ravensworth-1 well discovered oil in the Exmouth Sub-Basin offshore Western Australia. "This discovery is the most important well we've drilled in Australia this year," Farris said.

         Apache Corporation is an independent oil and gas exploration and production company with core operations in the United States, Canada, Egypt, the United Kingdom North Sea and Western Australia.


                                      -end-

         This news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, expectations, beliefs, plans and objectives regarding Apache's capital expenditures and future production. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays and difficulties in completing acquisitions and developing currently owned properties, the failure of exploratory drilling to result in commercial wells, delays due to the limited availability of drilling equipment and personnel, fluctuations in oil and gas prices, general economic conditions and the risk factors detailed from time to time in Apache's periodic reports and registration statements filed with the Securities and Exchange Commission.

NOTE: Apache will conduct its quarterly conference call to discuss second quarter results on Thursday, July 24, at 1 p.m. Central Time. The call will be webcast live on Apache's Web site, www.apachecorp.com. The conference call will be available for delayed playback by telephone for one week beginning at approximately 5 p.m. on July 25. To access the telephone playback, dial (719) 457-0820 and provide Apache's confirmation code, 624896.

                                APACHE CORPORATION
                               FINANCIAL INFORMATION
                       (In thousands, except per share data)


                                                                            FOR THE QUARTER                 FOR THE SIX MONTHS
                                                                            ENDED JUNE 30,                    ENDED JUNE 30,
                                                                     ----------------------------      ----------------------------
                                                                         2003             2002             2003             2002
                                                                     -----------      -----------      -----------      -----------
REVENUES:
Oil and gas production revenues                                      $ 1,044,330      $   652,264      $ 2,019,492      $ 1,181,653
Other revenues                                                            10,026            4,051            1,473            2,658
                                                                     -----------      -----------      -----------      -----------
  Total revenues                                                       1,054,356          656,315        2,020,965        1,184,311
                                                                     -----------      -----------      -----------      -----------

OPERATING EXPENSES:
Depreciation, depletion and amortization                                 272,356          210,790          486,705          421,829
Asset retirement obligation accretion                                     10,445               --           15,758               --
International impairments                                                     --               --               --            4,600
Lease operating costs                                                    186,286          112,087          320,421          223,230
Gathering and transportation costs                                        15,131           11,112           26,992           19,345
Severance and other taxes                                                 32,742           17,345           57,296           32,705
General and administrative                                                30,574           28,015           58,405           53,367
                                                                     -----------      -----------      -----------      -----------
  Total operating expenses                                               547,534          379,349          965,577          755,076
                                                                     -----------      -----------      -----------      -----------

OPERATING INCOME                                                         506,822          276,966        1,055,388          429,235

FINANCING COSTS:
Interest expense                                                          41,428           41,451           79,124           78,333
Amortization of deferred loan costs                                          536              466            1,067              800
Capitalized interest                                                     (12,618)         (10,442)         (23,850)         (20,464)
Interest income                                                             (428)          (1,043)          (1,502)          (2,212)
                                                                     -----------      -----------      -----------      -----------
  Net financing costs                                                     28,918           30,432           54,839           56,457
                                                                     -----------      -----------      -----------      -----------

Preferred interests of subsidiaries                                        3,330            5,129            6,692            8,662
                                                                     -----------      -----------      -----------      -----------

INCOME BEFORE INCOME TAXES                                               474,574          241,405          993,857          364,116
Provision for income taxes                                               230,193           95,095          437,179          137,134
                                                                     -----------      -----------      -----------      -----------

INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE                             244,381          146,310          556,678          226,982
Cumulative effect of change in accounting principle, net of tax               --               --           26,632               --
                                                                     -----------      -----------      -----------      -----------

NET INCOME                                                               244,381          146,310          583,310          226,982
Preferred stock dividends                                                  1,420            3,081            2,840            7,989
                                                                     -----------      -----------      -----------      -----------

INCOME ATTRIBUTABLE TO COMMON STOCK                                  $   242,961      $   143,229      $   580,470      $   218,993
                                                                     ===========      ===========      ===========      ===========

INCOME ATTRIBUTABLE TO COMMON STOCK
BEFORE CHANGE IN ACCOUNTING PRINCIPLE                                $   242,961      $   143,229      $   553,838      $   218,993
                                                                     ===========      ===========      ===========      ===========

BASIC NET INCOME PER COMMON SHARE
Before change in accounting principle                                $      1.50      $       .97      $      3.45      $      1.50
                                                                     ===========      ===========      ===========      ===========
After change in accounting principle                                 $      1.50      $       .97      $      3.62      $      1.50
                                                                     ===========      ===========      ===========      ===========

DILUTED NET INCOME PER COMMON SHARE
Before change in accounting principle                                $      1.49      $      0.95      $      3.42      $      1.47
                                                                     ===========      ===========      ===========      ===========
After change in accounting principle                                 $      1.49      $      0.95      $      3.59      $      1.47
                                                                     ===========      ===========      ===========      ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                               161,704          147,814          160,486          145,997
                                                                     ===========      ===========      ===========      ===========

                               APACHE CORPORATION
                              FINANCIAL INFORMATION
                                 (In thousands)


                                                                            FOR THE QUARTER             FOR THE SIX MONTHS
                                                                            ENDED JUNE 30,                ENDED JUNE 30,
                                                                      -------------------------     -------------------------
                                                                         2003           2002           2003           2002
                                                                      ----------     ----------     ----------     ----------
CAPITALIZED COSTS INCURRED:
  North America exploration and development                           $  246,176     $  115,856     $  498,503     $  253,233
  International exploration and development                              108,083         57,708        198,032        118,579
                                                                      ----------     ----------     ----------     ----------
                                                                      $  354,259     $  173,564     $  696,535     $  371,812
                                                                      ==========     ==========     ==========     ==========

  Acquisitions:
     Oil and gas properties                                           $  686,443     $    4,145     $1,230,814     $    4,253
     Gas gathering, transmission and processing facilities                    --             --          5,484             --
     Goodwill                                                                 --             --             --             --
                                                                      ----------     ----------     ----------     ----------
  Total Acquisitions                                                  $  686,443     $    4,145     $1,236,298     $    4,253
                                                                      ==========     ==========     ==========     ==========

  Capitalized interest                                                $   12,618     $   10,442     $   23,850     $   20,464
  Property sales                                                      $       --     $       --     $     (286)    $       --

                                                                       JUNE 30,     DECEMBER 31,
                                                                         2003           2002
                                                                      ----------    ------------
BALANCE SHEET DATA:
  Preferred interests of subsidiaries                                 $  437,615     $  436,626
  Total debt                                                          $2,349,502     $2,158,815
  Shareholders' equity                                                $5,999,524     $4,924,280
  Common shares outstanding at end of period                             161,797        151,253


NON-GAAP FINANCIAL MEASURES:

   Cash from operations represents net cash provided by operating activities before changes in operating assets and liabilities. Cash from operations is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Cash from operations is widely accepted as a financial indicator of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash from operations is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities, as an indicator of cash flows, or as a measure of liquidity. The following table reconciles net cash provided by operating activities to cash from operations.


                                                                         FOR THE THREE MONTHS           FOR THE SIX MONTHS
                                                                            ENDED JUNE 30,                ENDED JUNE 30,
                                                                      -------------------------     -------------------------
                                                                         2003           2002           2003           2002
                                                                      ----------     ----------     ----------     ----------
Net cash provided by operating activities                             $  686,124     $  418,820     $1,224,165     $  624,085
Changes in operating assets and liabilities                              (47,624)       (30,610)        58,300         53,333
                                                                      ----------     ----------     ----------     ----------
Cash from operations                                                  $  638,500     $  388,210     $1,282,465     $  677,418
                                                                      ==========     ==========     ==========     ==========


Earnings per share before non-cash adjustments, a non-GAAP financial measure, excludes items (such as the impact of currency fluctuations on deferred taxes) that management deems not representative of the Company's financial performance. Management believes this measure provides a clearer understanding of the Company's financial results and enables investors to better compare its results with those of other companies.


                                                                        FOR THE PERIODS ENDED
                                                                            JUNE 30, 2003
                                                                      -------------------------
                                                                        THREE           SIX
                                                                        MONTHS         MONTHS
                                                                      ----------     ----------
Earnings per share                                                    $     1.49     $     3.59
Non-cash adjustments                                                        0.27           0.34
                                                                      ----------     ----------
Earnings per share before non-cash adjustments                        $     1.76     $     3.93
                                                                      ==========     ==========

                               APACHE CORPORATION
                             FINANCIAL INFORMATION
                     (In thousands, except per share data)


                                                          FOR THE QUARTER                      FOR THE SIX MONTHS
                                                          ENDED JUNE 30,                         ENDED JUNE 30,
                                               -----------------------------------    -----------------------------------
                                                    2003                2002               2003                2002
                                               ---------------     ---------------    ---------------     ---------------
FINANCIAL DATA:

Revenues                                       $     1,054,356     $       656,315    $     2,020,965     $     1,184,311
                                               ===============     ===============    ===============     ===============

Income Attributable to Common Stock            $       242,961     $       143,229    $       580,470     $       218,993
                                               ===============     ===============    ===============     ===============

Basic Net Income Per Common Share:
     Before change in accounting principle     $          1.50     $           .97    $          3.45     $          1.50
                                               ===============     ===============    ===============     ===============
     After change in accounting principle      $          1.50     $           .97    $          3.62     $          1.50
                                               ===============     ===============    ===============     ===============

Diluted Net Income Per Common Share:
     Before change in accounting principle     $          1.49     $           .95    $          3.42     $          1.47
                                               ===============     ===============    ===============     ===============
     After change in accounting principle      $          1.49     $           .95    $          3.59     $          1.47
                                               ===============     ===============    ===============     ===============

Weighted Average Common Shares Outstanding             161,704             147,814            160,486             145,997
                                               ===============     ===============    ===============     ===============

Diluted Shares Outstanding                             163,060             152,065            161,827             152,178
                                               ===============     ===============    ===============     ===============

PRODUCTION AND PRICING DATA:

NATURAL GAS VOLUME - Mcf per day
   United States                                       702,109             514,740            627,858             527,516
   Canada                                              317,079             321,641            313,164             318,169
   Egypt                                               113,169             118,101            118,415             117,815
   Australia                                           106,698             126,670            103,941             123,675
   North Sea                                             2,103                  --              1,057                  --
   Argentina                                             7,741               8,607              7,267               6,244
                                               ---------------     ---------------    ---------------     ---------------
     Total                                           1,248,899           1,089,759          1,171,702           1,093,419
                                               ===============     ===============    ===============     ===============

AVERAGE NATURAL GAS PRICE PER MCF
   United States                               $          5.19     $          3.35    $          5.64     $          2.84
   Canada                                                 4.81                2.97               5.08                2.65
   Egypt                                                  3.77                3.63               4.15                3.34
   Australia                                              1.40                1.31               1.35                1.27
   North Sea                                              2.08                  --               2.08                  --
   Argentina                                              0.50                0.38               0.46                0.46
     Total                                                4.61                3.01               4.92                2.65

OIL VOLUME - Barrels per day
   United States                                        72,477              54,462             64,947              55,142
   Canada                                               24,890              24,965             24,813              25,150
   Egypt                                                47,687              43,945             46,704              44,161
   Australia                                            32,673              27,515             31,562              30,213
   North Sea                                            33,387                  --             16,786                  --
   Argentina                                               587                 593                592                 631
                                               ---------------     ---------------    ---------------     ---------------
     Total                                             211,701             151,480            185,404             155,297
                                               ===============     ===============    ===============     ===============

AVERAGE OIL PRICE PER BARREL
   United States                               $         26.90     $         25.55    $         27.81     $         23.04
   Canada                                                27.80               23.50              29.92               21.18
   Egypt                                                 24.45               24.36              27.37               22.89
   Australia                                             26.61               25.34              29.67               22.77
   North Sea                                             25.50                  --              25.50                  --
   Argentina                                             27.02               22.87              29.49               21.39
     Total                                               26.19               24.82              28.09               22.64

NGL VOLUME - Barrels per day
   United States                                         7,448               6,869              6,769               6,882
   Canada                                                1,894               1,614              1,652               1,487
                                               ---------------     ---------------    ---------------     ---------------
     Total                                               9,342               8,483              8,421               8,369
                                               ===============     ===============    ===============     ===============

AVERAGE NGL PRICE PER BARREL
   United States                               $         20.24     $         16.31    $         22.07     $         14.55
   Canada                                                15.46               12.05              19.39               11.55
     Total                                               19.27               15.50              21.55               14.02